Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, File No. 333-83380, of Brooke Corporation and in the Registration on Form S-8, File No. 333-139675, of Brooke Corporation, of our report dated March 5, 2007 (except Note 24 as to which the date is July 6, 2007), with respect to the financial statements of Brooke Corporation included in its annual report on Form 10-K and Form 10-K/A for the year ended December 31, 2006.

/s/ SUMMERS, SPENCER & CALLISON, CPAs, CHARTERED

Summers, Spencer & Callison, CPAs, Chartered

Topeka, Kansas

July 26, 2007